Exhibit 99.1

Contact:	Rob Whetstone
PondelWilkinson, Inc.
(310) 279-5963
SOMAXON ANNOUNCES $6 MILLION
PRIVATE EQUITY FINANCING AND ACCEPTANCE OF NDA RESUBMISSION OF
SILENOR® FOR THE TREATMENT OF INSOMNIA
SAN DIEGO, CA — July 7, 2009 — Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area, today announced it has entered into a purchase agreement to issue and sell in a private placement approximately 5.1 million shares of its common stock and warrants to purchase up to approximately 5.1 million additional shares of its common stock, for aggregate gross proceeds of approximately $6 million. The price to be paid for the common stock, $1.05 per share, is equal to the consolidated closing bid price on the Nasdaq Capital Market on the day of pricing, which was July 2, 2009. The seven-year warrants are exercisable at a price of $1.155 per share. The private placement is expected to close on July 8, 2009. In addition, the company announced that the FDA has accepted for review the resubmission of its New Drug Application for Silenor® (doxepin) for the treatment of insomnia and confirmed that the review cycle will be six months, resulting in a new FDA action date of December 4, 2009.
Several of the company’s existing investors are participating in the financing, including MPM Capital, Montreux Equity Partners, Scale Venture Partners, Prospect Venture Partners and Domain Associates, as well as new investors, including Tavistock Life Sciences.
“We are extremely pleased about the strong support shown by our existing investors participating in this financing, and we are equally excited about the participation of a new investor with the life science industry experience of The Tavistock Group,” said Richard W. Pascoe, Somaxon’s president and chief executive officer. “Based on our current operating plan, we expect that the cash raised in this financing, together with our existing resources, will allow us to operate our business through the FDA review cycle of the NDA resubmission and extend our cash runway through the second quarter of 2010.”
“The acceptance of the Silenor NDA resubmission and this $6 million cash infusion represent the achievement of two significant milestones in our strategic plan,” continued Pascoe. “Going forward, we will continue to execute on our strategic plan by focusing on obtaining FDA approval of Silenor and advancing our current discussions relating to a potential commercial partnership for Silenor. We believe that the Silenor resubmission fully addressed all of the issues raised in the Complete Response Letter we received from the FDA, and we look forward to continuing to work closely with the FDA in the review process. With respect to a commercial partnership, our goal is to enter into an agreement that will maximize the potential commercial success of our current lead product.”
The shares and warrants offered in the private placement and the shares issuable upon the exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (SEC) or through an applicable exemption from SEC registration requirements. The shares of common stock and warrants were offered only to accredited investors. The company has agreed to file a registration statement with the SEC covering the resale of the shares issuable in the offering and upon the exercise of the warrants.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the company’s common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. Somaxon has submitted a New Drug Application for its product candidate, Silenor® (doxepin), to the U.S. Food and Drug Administration.
For more information, please visit the company’s web site at www.somaxon.com.
Somaxon cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements. For example, statements regarding the closing of the private placement, Somaxon’s cash projections, including the sufficiency of Somaxon’s cash to fund operations through the second quarter of 2010, the potential approval of the NDA for Silenor and discussions with potential commercial partners are forward looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to close the private placement and, if it is able to close the private placement, the possibility that Somaxon’s share price may decline after the transaction is closed; Somaxon’s ability to raise any additional capital required to fund its future operations, and the impact of any such financing activity on the level of Somaxon’s stock price; the impact of any inability to raise sufficient required capital to fund ongoing operations, including the potential to be required to restructure the company or to be unable to continue as a going concern; Somaxon’s interpretation of its communications and interactions with the FDA relating to the requirements for approval of the NDA for Silenor, and the FDA’s agreement with such interpretation; Somaxon’s interpretation of the results of clinical trials for Silenor, the timing of the interpretation of such results and the FDA’s agreement with such interpretation; the potential for Silenor to receive regulatory approval for one or more indications on a timely basis or at all; the potential for the FDA to impose non-clinical, clinical or other requirements to be completed before or after regulatory approval of Silenor; Somaxon’s ability to demonstrate to the satisfaction of the FDA that potential NDA approval of Silenor is appropriate prior to the completion of standard, long-term carcinogenicity studies, given the context of completed trials and pending studies; the timing and results of non-clinical studies for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; Somaxon’s ability to successfully commercialize Silenor, if it is approved by the FDA; the potential to enter into and the terms of any strategic transaction relating to Silenor; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether any approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for Silenor; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; and other risks detailed in Somaxon’s prior news releases as well as in its periodic filings with the Securities and Exchange Commission.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Somaxon undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
# # #